Exhibit 99.1

WINLAND ELECTRONICS, INC.
PRO FORMA CONDENSED BALANCE SHEETS
Septemeber 30, 2010
(In Thousands, Except Share Data)

ASSETS	As Reported Unaudited September 30, 2010	Pro Forma Adjustments		Pro Forma September 30, 2010
Current Assets
Cash	$182	411	(a)	$593
Accounts receivable, less allowance for doubtful
accounts of $43	2,532	(1,977)	(e)	555
Due from Buyer related to discontinued operations		500	(b)	500
Refundable income taxes	291	-		291
Inventories, less allowance for obsolescence of $777	3,319	(3,319)	(m)	-
Inventory related to Proprietary Products Segment,
less allowance for obsolescence of $158		465	(m)	465
Prepaid expenses and other assets	250	(158)	(h)	92
Current assets related to discontinued operations:	-			-
Inventory related to Asset Purchase Agreement, less
allowance for obsolescence of $619	-	2,854	(m)	2,854
Total current assets	6,574	(1,224)		5,350

Property and equipment at cost	11,921	(8,078)		3,843
Less accumulated depreciation	(8,212)	6,813		(1,399)
Net property and equipment	3,709	(1,265)	(j)	2,444
Total assets	$10,283	$(2,489)		$7,794

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Revolving line of credit agreement	$948	$(948)	(a)	$-
Current maturities of long-term debt	384	(275)	(g)	109
Accounts payable	1,456	(1,268)	(f)	188
Accounts payable - transaction costs		488	( c)	488
Unearned rent		261	(d)	261
Accrued expenses:
Compensation	265	(250)	(a)	15
Severance compensation		407	(k)	407
Other short-term tax liabilities	68	-		68
Other	120	(48)	(i)	72
Total current liabilities	3,241	(1,633)		1,608

Long-Term Liabilities
Long-term debt, less current maturities	413	(48)	(g)	365
Deferred revenue	116	-		116
Total long-term liabilities	529	(48)		481

Stockholders' Equity
Common stock, par value $0.01 per share; authorized
20,000,000 shares; issued and outstanding 3,699,230 shares as of September 30, 2010	37	-		37
Additional paid-in capital	5,046	-		5,046
Retained earnings	1,430	(808)	(l)	622
Total stockholders' equity	6,513	(808)		5,705
Total liabilities and stockholders' equity	$10,283	$(2,489)		$7,794

Winland Electronics Inc.
Pro forma adjustments – Condensed Balance Sheet
As of September 30, 2010

The sale of property and equipment is based on its net book value of $1,265,000 and the assumption by the buyer of certain assets and liabilities of the EMS business unit of $(329,000), net.  Sales proceeds received were cash of $1,500,000, and additional cash due from the buyer of $500,000 is payable in equal installments on July 1 and October 1, 2011.  Transaction costs payable (broker, legal and accounting fees) total $488,000.  The Company will also provide the buyer with one year of free rent at approximately $261,000 per year (unearned rent).  Severance packages associated with executive leadership changes due to the sale estimated at $407,000.

Cash received	$1,500
Targeted net receivable difference	109	(n)
Due from buyer	500	(b)
Subtotal	2,109
Less: Transaction costs	(488)	( c)
Net proceeds	1,621
Accounts Receivable associated with EMS	(1,977)	(e)
Assumption of accounts payable associated with EMS	1,268	(f)
Assumption of capital leases associated with EMS	323	(g)
Prepaids of EMS	(158)	(h)
Assumption of other accrued expenses	48	(i)
Sale of property and equipment associated with EMS	(1,265)	(j)
Subtotal	(140)
Less: Unearned rent	(261)	(d)
Less: Severance agreements associated with change business model	(407)	(k)
Loss on disposition of assets	$(808)	(l)

(a) Total cash received	$1,500
Add: Targeted net receivable difference	109	(n)
Less: Payoff of revolving ling of credit agreement	(948)
Subtotal	661
Less: Payment of accrued compensation	(250)
	$411

The asset purchase agreement includes a target net receivable of $600,000, defined as accounts receivable associated with EMS less accounts payable associated with EMS. The final purchase price will be adjusted dollar for dollar for the difference between the actual net receivable and the target net receivable. Based on the Pro Forma financial statements, the purchase price would be increased by $109,000, calculated as follows:

Accounts receivable associated with EMS	$1,977
Accounts payable associated with EMS	1,268
Net receivable	709
Target receivable per asset purchase agreement	600
	$109	(n)

The asset purchase agreement includes a provision whereby the buyer will purchase additional EMS inventory as it is consumed.  The asset purchase agreement includes a minimum purchase commitment of $2.2 million of EMS inventory over a twenty-four month period.  Any inventory that is not consumed within two years following the agreement could result in additional losses for the Company.  Management believes all inventory related to the EMS business will be consumed by the buyer but there is no insurance there will not be a potential loss.

Total inventory held	$3,319	(m)
Less: net inventory related to the proprietary business unit	(465)	(m)
Inventory related to the EMS business unit	2,854	(m)
Less: minimum inventory commitment per assets purchase agreement	(2,200)
Maximum potential additional loss on inventory	$654

Winland Electronics, Inc.
Pro Forma Statements of Operations
For the Nine Months Ended September 30, 2010
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Nine Months Ended September 30, 2010
Net sales	$14,053	$(11,603)	$2,450
Cost of sales	13,061	(11,666)	1,395
Gross profit	992	63	1,055

Operating expenses
General and administrative	1,339	-	1,339
Sales and marketing	1,039	(303)	736
Research and development	290	-	290
Total operating expenses	2,668	(303)	2,365
Operating loss	(1,676)	366	(1,310)

Other income (expense)
Interest expense	(100)	83	(17)
Other income (expense), net	22	-	22
Total other income (expense)	(78)	83	5

Loss before income taxes	(1,754)	449	(1,305)

Income tax benefit (expense)	87	-	87
Loss from continuing operations	$(1,667)	$449	$(1,218)
Loss from discontinued operations	-	(449)	(449)

Net loss	$(1,667)	$-	$(1,667)

Loss per common share data:
Basic and diluted	$(0.45)	$-	$(0.45)
Income (loss) from continuing operations per common share data:
Basic and diluted	$(0.45)	$0.12	$(0.33)
Income (loss) from discontinued operations per common share data:
Basic and diluted	$-	$(0.12)	$(0.12)
Weighted-average number of common shares outstanding:
Basic and diluted	3,690,911	3,690,911	3,690,911

Winland Electronics, Inc.
Pro Forma Statements of Operations
Year Ended December 31, 2009
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Year Ended December 31, 2009
Net sales	$22,547	$(19,356)	$3,191
Cost of sales	20,291	(18,934)	1,357
Gross profit	2,256	(422)	1,834

Operating expenses:
General and administrative	2,064	-	2,064
Sales and marketing	1,549	(505)	1,044
Research and development	546	(20)	526
Total operating expenses	4,159	(525)	3,634
Operating loss	(1,903)	103	(1,800)

Other income (expenses):
Interest expense	(99)	85	(14)
Other, net	(10)	-	(10)
Total other expense	(109)	85	(24)

Loss before income taxes	(2,012)	188	(1,824)

Income tax benefit	481	-	481
Loss fom continuing operations	$(1,531)	$188	$(1,343)
Loss from discontinued operations	-	(188)	(188)

Net Loss	$(1,531)	$-	$(1,531)

Loss per common share data:
Basic and diluted	$(0.42)	$-	$(0.42)
Income (loss) from continuing operations per common share data:
Basic and diluted	$(0.42)	$0.05	$(0.37)
Loss from discontinued operations per common share data:
Basic and diluted	$-	$(0.05)	$(0.05)
Weighted-average number of common shares outstanding:
Basic and diluted	3,664,395	3,664,395	3,664,395

Winland Electronics, Inc.
Pro Forma Statements of Operations
For the Nine Months Ended September 30, 2009
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Nine Months Ended September 30, 2009
Net sales	$18,008	$(15,636)	$2,372
Cost of sales	16,153	(14,881)	1,272
Gross profit	1,855	(755)	1,100

Operating expenses
General and administrative	1,636	-	1,636
Sales and marketing	1,122	(350)	772
Research and development	394	-	394
Total operating expenses	3,152	(350)	2,802
Operating loss	(1,297)	(405)	(1,702)

Other income (expense)
Interest expense	(75)	65	(10)
Other income (expense), net	(12)	-	(12)
Total other expense	(87)	65	(22)

Loss before income taxes	(1,384)	(340)	(1,724)

Income tax benefit (expense)	(150)	-	(150)
Loss from continuing operations	$(1,534)	$(340)	$(1,874)
Income from discontinued operations	-	340	340

Net Loss	$(1,534)	$-	$(1,534)

Loss per common share data:
Basic and diluted	$(0.42)	$-	$(0.42)
Loss from continuing operations per common share data:
Basic and diluted	$(0.42)	$(0.09)	$(0.51)
Income from discontinued operations per common share data:
Basic and diluted	$-	$0.09	$0.09
Weighted-average number of common shares outstanding:
Basic and diluted	3,672,710	3,672,710	3,672,710

Winland Electronics, Inc.
Pro Forma Statements of Operations
Year Ended December 31, 2008
(In Thousands, Except Share and Per Share Data)
	As Reported	Pro Forma Adjustments (A)	Pro Forma For the Year Ended December 31, 2008
Net sales	$28,665	$(25,292)	$3,373
Cost of sales	25,175	(23,458)	1,717
Gross profit	3,490	(1,834)	1,656

Operating expenses:
General and administrative	2,243	-	2,243
Sales and marketing	1,392	(735)	657
Research and development	872	-	872
Total operating expenses	4,507	(735)	3,772
Operating loss	(1,017)	(1,099)	(2,116)

Other income (expenses):
Interest expense	(126)	111	(15)
Other, net	26	-	26
Total other expense	(100)	111	11

Loss before income taxes	(1,117)	(988)	(2,105)

Income tax benefit	89		89
Loss from continuing operations	$(1,028)	$(988)	$(2,016)
Income from discontinued operations	-	988	988

Net Loss	$(1,028)	$-	$(1,028)

Loss per common share data:
Basic and diluted	$(0.28)	$-	$(0.28)
Loss from continuing operations per common share data:
Basic and diluted	$(0.28)	$(0.27)	$(0.55)
Income from discontinued operations per common share data:
Basic and diluted	$-	$0.27	$0.27
Weighted-average number of common shares outstanding:
Basic and diluted	3,649,661	3,649,661	3,649,661

Winland Electronics Inc.
Pro forma Adjustments – Condensed Statement of Operations
For the years ended December 31, 2008 and 2009
and the nine months ended September 30, 2010 and 2009

(A)	Reflects the sales of the Electronic Manufacturing Services (EMS) segment for the years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010 and 2009.

	Nine months ended September 30,		Fiscal Year ended December 31,
(In thousands)	2010	2009	2009	2008

Net sales	$11,603	$15,636	$19,356	$25,292

Cost of goods sold	11,666	14,881	18,934	23,458

Selling, general and administrative expenses	303	350	505	735

Income (loss) from discontinued operations, net of tax	(449)	340	(188)	988